                                                                  Exhibit 4.3
                                                                  EXECUTION COPY



               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


          THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of December 27, 1996, is entered into by and among RenaissanceRe Holdings Ltd., a company organized under the laws of Bermuda (the "Company"), Warburg, Pincus Investors, L.P., a Delaware limited partnership ("Warburg"), PT Investments, Inc., a Delaware corporation ("PT Investments"), GE Investment Private Placement Partners I-Insurance, Limited Partnership, a Delaware limited partnership ("Insurance L.P."), United States Fidelity and Guaranty Company, a Maryland corporation ("USF&G"), and the individuals whose names and addresses appear on
Schedule I hereto, as such Schedule I may be amended from time to time (the "Management Investors") (Warburg, PT Investments, Insurance L.P. and USF&G are referred to herein as the "Institutional Investors" and each of Warburg, PT Investments, Insurance L.P., USF&G and each of the Management Investors are referred to herein individually as an "Investor" and collectively as the "Investors").

                                 R E C I T A L S
                                 - - - - - - - -

          WHEREAS, the authorized capital shares of the Company consist of (i) common shares, par value $1.00 per share (the "Full Voting Common Shares"), (ii) Diluted Voting Class I Common Shares, par value $1.00 per share (the "DVI Shares"), and (iii) Diluted Voting Class II Common Shares, par value $1.00 per share (the "DVII Shares") (the Full Voting Common Shares, DVI Shares and DVII Shares are collectively referred to herein as the "Common Shares");

          WHEREAS, the Company wishes to grant to the Investors rights to have Common Shares registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions of this Agreement; and

          WHEREAS, Schedule I hereto sets forth, for each of the Investors, the number of Common Shares to which such registration rights relate.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.   REGISTRATION RIGHTS.
             -------------------

          (a)  Definitions.
               ------------

          As used in this Agreement:

            (i) "Commission" shall mean the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

           (ii) an "ERISA Conflict" shall be deemed to result for the purposes of this Agreement, as to any contemplated action, if PT Investments shall furnish an opinion of outside counsel to the effect that a reasonable possibility exists that such action will result in a violation of the Employee Retirement Income Security Act of 1974, as amended;

          (iii) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended;

           (iv)  the term "Holder" shall mean any holder of Registrable
     Securities;

            (v) the term "Initiating Holder" shall mean: (i) on any date that is prior to June 30, 1998, any Holder or Holders (other than Holders who are Management Investors) who in the aggregate are Holders of more than 10% of the then outstanding Registrable Securities, (ii) at any time on or after June 30, 1998, any Holder or Holders (other than Holders who are Management Investors) who in the aggregate are Holders of more than 5% of the then outstanding Registrable Securities and (iii) at any from the date hereof, Insurance L.P. and its permitted transferees and assigns, for so long as Insurance L.P. or such transferees and assigns shall own more than 5% of the then outstanding Registrable Securities;

           (vi) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

          (vii)  the term "Registrable Securities" means (A) any Common
     Shares held by an Investor, (B) any additional Common Shares acquired by the Investors, including any Full Voting Common Shares issued to Management Investors upon the exercise of options granted under the RenaissanceRe Holdings Ltd. Amended and Restated 1993 Stock Incentive Plan (the

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

     "Incentive Plan"), and (C) any capital shares of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Shares referred to in clause (A) or (B) above; provided, however, that the Company shall be required to honor a demand for
     --------
     registration of DVI Shares or DVII Shares only if it shall be a condition to the delivery of the DVI Shares or DVII Shares contemplated by such registration that, immediately following the sale thereof by the holder, such DVI Shares or DVII Shares shall be converted into Full Voting Common Shares.

         (viii) "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 1(b) and 1(c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and all fees and disbursements of counsel for each of the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company); and

           (ix) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

          (b)  Requested Registration.
               ----------------------

          (i)   Request for Registration.  If the Company shall receive from an
                ------------------------
     Initiating Holder, at any time, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company shall:

               (A) promptly give written notice of the proposed registration to all other Holders of Registrable Securities; and

               (B) as soon as practicable, use all reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 10 business days after written notice from the Company is given under
          Section 1(b)(i)(A) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 1(b):

                    (x) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                    (y) After the Company has effected two such registrations pursuant to this Section 1(b) requested by the Initiating Holder and such registrations have been declared or ordered effective by the Commission and the sales of such Registrable Securities shall have closed; or

                    (z) If the Registrable Securities requested by all Holders to be registered pursuant to such request are not anticipated to result in aggregate proceeds (before deduction of any underwriting discounts and commissions) of at least $25,000,000.

          The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 1(b)(ii) below, include other securities of the Company which are held by officers or directors of the Company, or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, but the Company's right to include any of its securities in any such registration shall be subject to the limitations set forth in Section 1(b)(ii) below.

          The registration rights set forth in this Section 1(b) shall be assignable, in whole or in part, to any transferee of Common Shares provided such transferee agrees to be bound by all provisions of this Agreement.

          (ii)  Underwriting.  If the Initiating Holders intend to distribute
                ------------
     the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1(b).

          If officers or directors of the Company holding Common Shares (other than Registrable Securities) shall request inclusion in any registration pursuant to Section 1(b), or if holders of securities of the Company other than Registrable Securities who are entitled, by contract with the Company or otherwise, to have securities included in such a registration (the "Other Shareholders") request such inclusion, the Holders shall offer to include the securities of such officers, directors and Other Shareholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1. The Holders whose shares are to be included in such registration and the Company shall (together with all officers, directors and Other Shareholders proposing to distribute their securities (other than Registrable Securities) through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company, provided that no underwriter whose selection would result in an ERISA Conflict may participate in any such underwriting. Notwithstanding any other provision of this Section 1(b), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the securities of the Company held by officers or directors (other than Registrable Securities) of the Company and the securities held by Other Shareholders shall be excluded from such registration to the extent so required by such limitations. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by the respective Holders) by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any officer, director or Other Shareholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

          (iii) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this
     Section 1(b), a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided however, that the Company may not utilize this right more than once in any twelve (12) month period.

          (c)  Company Registration.
               --------------------

          (i) If the Company shall determine to register any of its equity securities either for its own account or for the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

               (A) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

               (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 1(c)(ii) below. Such written request may specify all or a part of the Holders' Registrable Securities.

          (ii)  Underwriting.  If the registration of which the Company gives
                ------------
     notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 1(c)(i)(A). In such event, the right of each of the

     Holders to registration pursuant to this Section 1(c) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company, provided that no underwriter whose selection would result in an ERISA Conflict may participate in any such underwriting. Notwithstanding any other provision of this Section 1(c), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors and Other Shareholders of the Company (other than Registrable Securities) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders shall be reduced, on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (iii)  Number and Transferability.  Each of the Holders shall be
                 --------------------------
     entitled to have its shares included in an unlimited number of registrations pursuant to this Section 1(c). The registration rights granted pursuant to this Section 1(c) shall be assignable, in whole or in part, to any transferee of the Common Shares provided such transferee agrees to be bound by all provisions of this Agreement.

          (d)  Form S-3.  The Company shall use its best efforts to qualify for
               --------
registration on Form S-3 for secondary sales. After the Company has qualified for the use of Form S-3, Holders of Registrable Securities shall have the right to request unlimited registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), subject only to the following:

          (i) The Company shall not be required to effect a registration pursuant to this Section 1(d) unless the Holder or Holders of Registrable Securities requesting registration propose to dispose of shares of Registrable Securities resulting in aggregate proceeds (before deduction of underwriting discounts and expenses of sale) of more than $10,000,000.

          (ii) The Company shall not be required to effect a registration pursuant to this Section 1(d) within 180 days of the effective date of the most recent registration pursuant to this Section 1(d) in which securities held by the requesting Holder could have been included for sale or distribution.

          (iii) The Company shall not be required to effect a registration pursuant to this Section 1(d) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement. In such event, the Company shall have the right to defer the filing of the registration statement no more than once during any 12 month period for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1(d).

          (iv) The Company shall not be obligated to effect any registration pursuant to this Section 1(d) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

          The Company shall give written notice thereof to all Holders of Registrable Securities within five days of the receipt of a request for registration pursuant to this Section 1(d) and shall provide a reasonable opportunity for other Holders of Registrable Securities to participate in the registration, provided that if the registration is for an underwritten offering, the terms of Section 1(b)(ii) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of

Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

          (e)  Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with any registration, qualification or compliance pursuant to this
Section 1 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by any of the Holders, as applicable, the registration statement does not become effective, in which case each of the Holders and Other Shareholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and provided, further, that such registration shall not be counted as a registration pursuant to Section 1(b)(i)(B)(y).

          (f)  Registration Procedures.  In the case of each registration
               -----------------------
effected by the Company pursuant to this Section 1, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

          (i) keep such registration effective for a period of 120 days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such 120-day period shall be extended for a period of time equal to the period during which the Holders, as applicable, refrain from selling any securities included in such registration in accordance with provisions in Section 1(j) hereof; and (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by
Section 10(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement; and

     (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request.

          (g)  Indemnification.
               ---------------

          (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by any Holder with respect to such Holder or underwriter with respect to such underwriter and stated to be specifically for use therein.

          (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each Other Shareholder and each of their officers, directors, and partners, and each person controlling such Other Shareholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact with respect to such Holder contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact with respect to such Holder required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Shareholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder with respect to such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the proceeds to such Holder of securities sold as contemplated herein.

          (iii) Each party entitled to indemnification under this Section 1(g) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such

     Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (iv) If the indemnification provided for in this Section 1(g) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

          (vi) The foregoing indemnity agreement of the Company and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (vii) Any indemnification payments required to be made to an Indemnified Party under this Section 1(g) shall be made as the related claims, losses, damages, liabilities or expenses are incurred.

          (h)  Information by the Holders.  Each of the Holders and each Other
               --------------------------
Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder and the distribution proposed by such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section
1. The Institutional Investors shall not be required, in connection with any underwriting arrangements entered into in connection with any registration, to provide any information, representations or warranties, or covenants with respect to the Company, its business or its operations and such Institutional Investors shall not be required to provide any indemnification with respect to any registration statement except as specifically provided for in Section 1(g)(ii) hereof.

          (i)  Rule 144 Reporting.
               ------------------

          With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the restricted securities to the public without registration, the Company agrees to:

               (A) make and keep public information available as those terms are understood and defined in Rule 144, at all times from and after 90 days after the date hereof;

               (B) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times that it is subject to such reporting requirements; and

               (C) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act (it is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

          (j)  "Market Stand-off" Agreement.  Each of the Holders agrees, if
               ----------------------------
requested by the Company and an underwriter of Common Shares (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Shares (or other securities) of the Company held by such Holder during the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company enter into similar agreements.

          If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Common Shares (or other securities) subject to the foregoing restriction until the end of said 90-day period. The provisions of this Section 1(j) shall be binding upon any transferee who acquires Registrable Securities, whether or not such transferee is entitled to the registration rights provided hereunder.

          (k)  Termination.  The registration rights set forth in this Section 1
               -----------
shall not be available to any Holder if, in the opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 under the Act (without giving effect to the provisions of Rule 144(k)).

          SECTION 2. MISCELLANEOUS.
                     -------------

          (a) Assignability.  This Agreement shall be binding upon and inure to
              -------------
the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

          (b) Notices.  All communications under this Agreement shall be in
              -------
     writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:

              (A) if to USF&G, at 100 Light Street, Baltimore, Maryland 21202,
          Attention: John M. Lummis, with a copy to: Corporate Secretary, or at such other address as it may have furnished the Company in writing;

              (B) if to Warburg, at 466 Lexington Avenue, New York, New York 10017, Attention: Howard H. Newman, with a copy to: David A. Tanner, or at such other address as it may have furnished the Company in writing;

              (C) if to Insurance L.P., at c/o GE Investment Management Incorporated, 3003 Summer Street, Stamford, Connecticut 06905,
          Attention:  Controller to Alternative

          Investments, with copies to: Associate General Counsel to Alternative Investments and GE Investment, 2029 Century Park East, Suite 1230, Los Angeles, California 90067, or at such other address as GE Investment may have furnished the Company in writing;


              (D) if to PT Investments, at 3003 Summer Street, Stamford, Connecticut 06905, Attention: Controller to Alternative Investments, with a copy to: Associate General Counsel to Alternative Investments, or such other address as GE Pension Trust may have furnished the Company in writing; and

              (E) if to the Company, at its offices, currently Renaissance House, East Broadway, Pembroke HMGX, Bermuda, marked for the attention of the President, with a copy to the Secretary of the Company, or at such other address as it may have furnished in writing to each of the Institutional Investors, with a copy to: Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, Attention: John S. D'Alimonte.

          (ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          (c) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of New York.

          (d)  Entire Agreement; Amendment.  This Agreement constitutes the
               ---------------------------
entire understanding of the parties hereto with respect to the matters to which it relates and supercedes all prior understandings among such parties with respect to such matters, including without limitation the Amended and Restated Registration Rights Agreement, dated as of May 7, 1996, by and among the parties signatory to this Agreement (other than PT Investments and Insurance L.P.), Trustees of General Electric Pension Trust and GE Investment Private Placement Partners I, Limited Partnership. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and each of the Institutional Investors, provided that new Management Investors may be added as parties to this Agreement in connection with such individuals purchasing Common Shares upon any such Management Investor having duly executed a counterpart to this Agreement.

          (e)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the Company and each of the undersigned parties has executed this Agreement effective for all purposes as of the date first written above.

                              RENAISSANCERE HOLDINGS LTD.


                              By:       /s/ John D. Nichols, Jr.
                                 ------------------------------------
                                 Name:  John D. Nichols, Jr.
                                 Title: Secretary


                              WARBURG, PINCUS INVESTORS, L.P.


                              By:  Warburg, Pincus & Co.,
                                   General Partner


                              By:       /s/ David A. Tanner
                                 ------------------------------------
                                 Name:  David A. Tanner
                                 Title: Partner


                              PT INVESTMENTS, INC.


                              By:       /s/ Michael M. Pastore
                                 ------------------------------------
                                 Name:  Michael M. Pastore
                                 Title: Vice President

                              GE INVESTMENT PRIVATE PLACEMENT
                              PARTNERS I-INSURANCE,
                              LIMITED PARTNERSHIP


                              By: GE Investment Management
                                    Incorporated, General Partner


                              By:       /s/ Michael M. Pastore
                                 ------------------------------------
                                 Name:  Michael M. Pastore
                                 Title: Vice President


                              UNITED STATES FIDELITY AND GUARANTY COMPANY


                              By:       /s/ Dan Hale
                                 ------------------------------------
                                 Name:  Dan Hale
                                 Title: Executive Vice President

                                        /s/ Neill A. Currie
                              -----------------------------------
                                         Neill A. Currie

                                        /s/ David A. Eklund
                              -----------------------------------
                                         David A. Eklund

                                        /s/ Keith S. Hynes
                              -----------------------------------
                                         Keith S. Hynes

                                        /s/ William I. Riker
                              -----------------------------------
                                         William I. Riker

                                        /s/ James N. Stanard
                              -----------------------------------
                                         James N. Stanard

                                 SCHEDULE I


           Investor                   Number of Shares Held
           --------                   ---------------------
Warburg, Pincus Investors L.P.              7,914,619

GE Investment Private Placement
  Partners I - Insurance,
Limited Partnership                         1,454,109

PT Investments, Inc.                        4,199,191

United States Fidelity and
  Guaranty Company                          2,776,137

Neill A. Currie                               140,048

David A. Eklund                                42,590

Keith S. Hynes                                143,769

William I. Riker                               66,713

James N. Stanard                              660,866
                                            ---------
  Total/(1)/                               17,398,042*
                                           ==========

------------
/(1)/ Does not reflect an aggregate of 438,823 Full Voting Common Shares issuable upon the exercise of outstanding options granted under the Incentive Plan as of December 31, 1996, all of which Full Voting Common Shares are Registrable Securities as defined in Section 1(a)(viii)(b) of this Agreement.